EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2016, relating to the financial statements of Electro Scientific Industries, Inc., and the effectiveness of Electro Scientific Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Electro Scientific Industries, Inc. for the year ended April 2, 2016.

/s/ Deloitte & Touche LLP
Portland, Oregon
September 28, 2016